UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2022 (December 01, 2022)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-34374	54-1873198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6862 Elm Street Suite 320
McLean, Virginia		22101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 373-0200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AAIC	New York Stock Exchange
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AAIC PrB	New York Stock Exchange
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AAIC PrC	New York Stock Exchange
6.000% Senior Notes due 2026	AAIN	New York Stock Exchange
6.75% Senior Notes due 2025	AIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 11, 2022, Arlington Asset Investment Corp. (the “Company”) entered into an agreement to sell its wholly-owned subsidiary, McLean SFR Investment, LLC, which includes all of the Company's investments in single-family residential (“SFR”) rental properties and its long-term debt facility secured by SFR properties. On December 1, 2022, the Company closed on the sale to AVHS SFR II LLC for a gross sale price of $87 million, including the assumption of the debt facility liability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date:	December 5, 2022	By:	/s/ Richard E. Konzmann
Executive Vice President, Chief Financial Officer and Treasurer